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                                                                    EXHIBIT 12.1

                          TRICOM, S.A. and Subsidiaries
                Computation in ratio of earning to fixed charges



EARNINGS                                         1998           1999           2000            2001             2002
--------------------------------------------------------------------------------------------------------------------------
Earnings Pre-tax .........................   $ 17,553,898   $ 22,295,896   $  9,815,541   $  (24,377,540)   $  (77,476,003)
     (+) Fixed Charges ...................     28,206,286     34,330,031     45,337,053       51,908,715        67,875,661
     (+) Amortized Capital Interest ......        875,377      1,612,081      2,385,453        3,088,821         3,343,841
     (-) Interest Capitalized ............     10,200,000     11,900,000     11,300,000        9,800,000         3,561,377
                                             =============================================================================
                                               36,435,561     46,338,008     46,238,047       20,819,996        (9,817,878)

FIXED CHARGES                                    1998           1999           2000            2001             2002
--------------------------------------------------------------------------------------------------------------------------
     Interest Expense ....................     18,006,286     22,430,031     34,037,053       42,108,715        64,314,284
     Capitalized Interest ................     10,200,000     11,900,000     11,300,000        9,800,000         3,561,377
                                             =============================================================================
                                               28,206,286     34,330,031     45,337,053       51,908,715        67,875,661

                                                 1998           1999           2000            2001             2002
--------------------------------------------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES .......         1.2918         1.3498         1.0199           0.4011           (0.1446)
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